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                                                                       Exhibit 5



                        Baker Donelson Bearman & Caldwell
                          SunTrust Building, Suite 300
                              207 Mockingbird Lane
                          Johnson City, Tennessee 37604


                                November 12, 1999



Board of Directors
State of Franklin Bancshares, Inc.
1907 North Roan Street
Johnson City, TN 37604

         RE: Amendment No. 2 to Registration Statement on Form SB-1 Filed November 12, 1999
                  File No. 333-88393

Dear Board of Directors:

         We have acted as counsel to State of Franklin Bancshares, Inc., a Tennessee corporation (the "Company"), in connection with the registration of 555,555 shares of common stock (the "Common Stock") of the Company. The Company has filed a Registration Statement on Form SB-1 pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

         We have acted as counsel for the Company in connection with the proposed transaction and have assisted with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

         1. The Registration Statement, the prospectus filed therewith (the "Prospectus") and all exhibits thereto;

         2. A copy of the Company's Charter certified by the Tennessee Secretary of State;

         3. A copy of the Company's Bylaws certified by the Secretary of the Company;

         4.       The minute book of the Company; and



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         5. The stock records of the Company.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee and (ii) the Common Stock, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinion is subject to the following qualifications and limitations:

         a. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

         b. Members of our firm are qualified to practice law in the State of Tennessee and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than the law of the State of Tennessee and the federal law of the United States.

         c. The opinions set forth herein are expressed as of the date hereof and, except during the time prior to the effectiveness of the Registration Statement filed with the Securities and Exchange Commission, we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

         This opinion is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for you and the purchasers of the securities offered pursuant to the Registration Statement, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part without our prior written consent.



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         We consent to the reference of our firm name under the caption "Legal
Matters" in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,



                                             Linda M. Crouch
                                             Baker, Donelson, Bearman & Caldwell